Exhibit 28 (j) (1) under Form N-1A
Exhibit (23) under Item 601/Reg. S-K

Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions "Financial Highlights" in each Prospectus and "Independent Registered Public Accounting Firm" in each Statement of Additional Information, each dated May 31, 2023, and each included in this Post-Effective Amendment No. 239 to the Registration Statement (Form N-1A, File No. 33-3164) of Federated Hermes Income Securities Trust (the “Registration Statement”).

We also consent to the incorporation by reference of our reports dated May 24, 2023, with respect to the financial statements and financial highlights of Federated Hermes Floating Rate Strategic Income Fund and Federated Hermes Fund for U.S. Government Securities (two of the portfolios constituting Federated Hermes Income Securities Trust) included in the Annual Report to Shareholders (Form N-CSR) for the year ended March 31, 2023, into this Registration Statement, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Boston, Massachusetts

May 24, 2023